Exhibit 99.1

NewsRelease
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-5423                                                                      TEL. 978/289-1500                                           www.drc.com

DRC REPORTS SECOND QUARTER 2010 RESULTS

--- Margin Expansion Drives Double-Digit Earnings Growth ---

Andover, Mass. - July 28, 2010 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the second quarter ended June 30, 2010.

Financial Results

The Company reported income from continuing operations for the second quarter of 2010 of $2.6 million, or $0.26 per diluted share, up 18.6 percent from $2.2 million, or $0.22 per diluted share, for the second quarter of 2009.  Revenue for the second quarter of 2010 was $65.3 million compared with $68.1 million for the same period in 2009.  Excluding the expiration of restricted 8(a) contracts assumed with the Kadix acquisition in 2008, second quarter 2010 revenue for the Federal business was down 0.8% compared with the same period a year ago.

For the six month period ended June 30, 2010 income from continuing operations was $5.3 million, or $0.53 per diluted share, compared with $4.1 million, or $0.42 per diluted share, for the same period in 2009.  For the six months ended June 30, 2010 revenue was $133.9 million compared with $135.3 million for the same period in 2009.  Excluding the expiration of restricted 8(a) contracts assumed with the Kadix acquisition in 2008, revenue for the Federal business during the six month period rose 3.4% compared with the same period a year ago.

Business Highlights

“We remain well positioned in growth sectors of the Federal market and are aggressively pursuing new business in these target markets, as evidenced by $63 million in new business contract awards for the first half of the year and $377 million in submitted new business bids awaiting award – a record for DRC.  Although top line growth is lower than we had anticipated primarily due to insourcing and a delay in contract awards, the prospects for accelerated revenue growth are strong.  We also are pleased with the nearly one-and-a-half points of operating margin expansion reported this quarter versus a year ago,” said Jim Regan, DRC’s chairman and chief executive officer.  “We continued to generate solid positive cash flow, as our federal business receivables days outstanding dropped to 65, down another three days from the first quarter of 2010.”

In other matters the Company reported the sale of the Metrigraphics unit effective July 19, 2010, which was classified as a discontinued operation for financial reporting purposes as of December 31, 2009.  The financial effect of the sale is reflected in second quarter 2010 operating results.

Also, the Company noted that an agreement in principle had been reached regarding an outstanding Fair Labor Standards Act claim, the effect of which was accrued on the Company’s June 30, 2010 balance sheet.

Company Guidance

The Company’s estimate for revenue for 2010 is in the range of $271 to $278 million.  Regarding earnings from continuing operations for 2010, the Company anticipates results to be in the range of $1.18 to $1.24 per diluted share.  For the third quarter of 2010 the Company anticipates revenue in the range of $67 to $69 million and earnings from continuing operations per diluted share of $0.27 to $0.30.

Conference Call

The Company will conduct a second quarter 2010 conference call tomorrow, July 29, 2010 at 10:00 a.m. ET.  The call will be available via telephone at (877) 303-4382 and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at (800) 642-1687, passcode #87022919, beginning at 1:00 p.m. ET on July 29, 2010.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ.  For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC.  The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2010	2009
Revenue	$65,308	$68,128
Cost of revenue	55,111	57,015
Gross profit	10,197	11,113

Selling, general and administrative expenses	5,080	6,211
Amortization of intangible assets	386	972
Operating income	4,731	3,930
Interest expense, net	(367)	(477)
Other income (expense), net	(30)	282
Income from continuing operations before provision for income taxes	4,334	3,735
Provision for income taxes	1,755	1,561
Income from continuing operations	2,579	2,174
Effect of discontinued operations, net of tax	173	(124)
Net income	$2,752	$2,050

Earnings per share (1)
Basic
Income from continuing operations	$0.26	$0.23
Effect of discontinued operations, net of tax	0.02	(0.01)
Net income	$0.28	$0.21
Diluted
Income from continuing operations	$0.26	$0.22
Effect of discontinued operations, net of tax	0.02	(0.01)
Net income	$0.27	$0.21

Weighted average shares outstanding
Basic	9,896,738	9,610,428
Diluted	10,070,809	9,729,721

(1) Totals may not add due to rounding

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2010	2009
Revenue	$133,892	$135,331
Cost of revenue	112,938	112,958
Gross profit	20,954	22,373

Selling, general and administrative expenses	11,036	12,522
Amortization of intangible assets	771	1,945
Operating income	9,147	7,906
Interest expense, net	(743)	(1,096)
Other income, net	83	321
Income from continuing operations before provision for income taxes	8,487	7,131
Provision for income taxes	3,171	3,000
Income from continuing operations	5,316	4,131
Effect of discontinued operations, net of tax	305	(310)
Net income	$5,621	$3,821

Earnings per share
Basic
Income from continuing operations	$0.54	$0.43
Effect of discontinued operations, net of tax	0.03	(0.03)
Net income	$0.57	$0.40
Diluted
Income from continuing operations	$0.53	$0.42
Effect of discontinued operations, net of tax	0.03	(0.03)
Net income	$0.56	$0.39

Weighted average shares outstanding
Basic	9,858,538	9,611,783
Diluted	10,042,916	9,727,387

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$7,411	$55
Contract receivables, net	61,928	72,569
Prepaid expenses and other current assets	5,104	5,702
Discontinued operations	2,026	2,058
Total current assets	76,469	80,384
Noncurrent assets
Property and equipment, net	13,053	13,915
Goodwill	97,641	97,641
Intangible assets, net	3,303	4,074
Deferred tax asset	4,129	4,252
Other noncurrent assets	3,057	3,335
Total noncurrent assets	121,183	123,217
Total assets	$197,652	$203,601

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	14,986	18,299
Accrued compensation and employee benefits	15,426	16,357
Deferred taxes	4,638	7,046
Other accrued expenses	4,381	3,708
Discontinued operations	300	186
Total current liabilities	47,731	53,596
Long-term liabilities
Long-term debt	18,000	23,973
Other long-term liabilities	30,988	31,936
Total stockholders' equity	100,933	94,096
Total liabilities and stockholders' equity	$197,652	$203,601

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
National defense and intelligence agencies	$40,406	$39,722	$84,481	$78,783
Homeland security	13,209	13,674	26,140	26,762
Federal civilian agencies	6,406	7,864	12,573	16,793
Total revenue from federal agencies	60,021	61,260	123,194	122,338
State and local government agencies	5,285	6,487	10,679	12,304
Other	2	381	19	689
Total revenue	$65,308	$68,128	$133,892	$135,331

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Fixed price, including service-type contracts	44%	38%	45%	37%
Time and materials	35	44	34	45
Cost reimbursable	21	18	21	18
	100%	100%	100%	100%

Prime contract	72%	71%	72%	71%
Sub-contract	28	29	28	29
	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net cash provided by operating activities - continuing operations	$1,963	$5,086	$15,050	$8,532
Capital expenditures	$1,111	$545	$3,581	$768
Depreciation	$878	$703	$1,764	$1,440
Bookings	$52,922	$66,324	$130,143	$122,151

	June 30,	December 31,
	2010	2009
Total backlog	$362,304	$434,475
Funded backlog	$150,609	$158,518
Employees	1,369	1,469

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Marisa Hagerman
703.584.5637
marisah@aboutsage.com